Exhibit 99.1

Utah Medical Products, Inc. Reports Financial Performance for Third Quarter 2014

Contact: Paul Richins	October 23, 2014
(801) 566-1200

Salt Lake City, Utah – In the third calendar quarter (3Q) and first nine months (9M) of 2014, Utah Medical Products, Inc.’s (Nasdaq: UTMD) changes in income statement results compared to the same time periods in the prior calendar year were as follows:
	3Q (July – September)	9M (January – September)
Sales:	+ 7%	+ 2%
Gross Profit:	+ 4%	+ 2%
Operating Income:	+ 9%	+ 6%
Net Income:	+10%	+ 6%
Earnings Per Share:	+10%	+ 5%

Profit margins in 3Q 2014 and 9M 2014 compared to 3Q 2013 and 9M 2013 were as follows:

	3Q 2014 (Jul – Sep)	3Q 2013 (Jul – Sep)	9M 2014 (Jan – Sep)	9M 2013 (Jan – Sep)
Gross Profit Margin (gross profits/ sales):	57.8%	59.3%	59.9%	60.1%
Operating Income Margin (operating profits/ sales):	37.3%	36.5%	38.4%	37.1%
Net Income Margin (profit after taxes/ sales):	26.3%	25.6%	27.0%	26.1%

Currencies in this report are denoted as $ or USD = U.S. Dollars; AUD = Australia Dollars; GBP = UK Pound Sterling; and EURO = Euros.  Currency amounts throughout this report are in thousands, except per share amounts and where noted.

Earnings per share for the most recent twelve months (TTM) were $3.14.  Excluding the noncash effects of depreciation, amortization of intangible assets and stock option expense, TTM consolidated earnings before taxes plus interest expense were $18,841.  Excluding the noncash effects of depreciation, amortization of intangible assets and stock option expense, 9M 2014 consolidated earnings before taxes plus interest expense were $14,428 compared to $13,723 in 9M 2013.

Income Statement Summary.
After strong 3Q 2014 performance including higher sales despite a stronger USD and improved operating income margins, UTMD is on track after the first nine months of the year to exceed its financial projections for calendar 2014, as provided in its year-end December 31, 2013 SEC Form 10-K.

Higher 3Q 2014 sales were led by sales of the Filshie Clip System, both domestically and internationally.

The lower 3Q 2014 gross profit margin (GPM) was primarily the result of product mix, as UTMD Ltd (Ireland subsidiary) finally received payment from its China distributor, and invoiced the $396 shipment which was scheduled for 1Q 2014.  The higher 3Q operating income margin (OPM) resulted from operating expenses 2% lower than the average in 1H 2014 because of the diminishing of foreign subsidiary expenses in USD terms due to a stronger USD, combined with higher consolidated sales and gross profits. The higher net income margin (NPM) was the result of a combination of higher OPM and a lower income tax rate in the UK, offset by remeasured EURO currency cash balance translation loss of $65 in the UK (due to the strengthening of the GBP relative to the EURO), which is included in non-operating expense.

Earnings per share (eps) benefited slightly from continued open market purchase of UTMD outstanding shares during 3Q 2014.

Sales.  U.S. domestic sales (45% of total consolidated sales) were 5% higher in 3Q 2014 than in 3Q 2013, bringing domestic sales to 2% higher in 9M 2014 than in 9M 2013, after the previous weak 1Q 2014. Sales of Femcare’s Filshie Clip System devices to CooperSurgical Inc. for distribution in the U.S. were 26% higher in 3Q 2014 compared to 3Q 2013, and 15% higher in 9M 2014 compared to 9M 2013. Filshie Clip System sales to Cooper were 15% of total domestic sales in 3Q 2014 and 21% in 9M 2014 compared to 12% in 3Q 2013 and 19% in 9M 2013.

International sales were 55% of total consolidated 3Q 2014 sales, and 52% of total consolidated 9M 2014 sales.  International sales in 3Q 2014 were 8% higher than in 3Q 2013, and 2% higher in 9M 2014 than in 9M 2013.  International sales in 9M 2014 were $277 higher than in 9M 2013 despite the loss of $784 in BPM sales to UTMD Ltd’s (Ireland’s) China distributor. UK subsidiary sales were 42% of total international sales in 3Q 2014, and 44% in 9M 2014.  Australia subsidiary sales were 14% of total international sales in 3Q 2014 and 15% in 9M 2014.  Ireland subsidiary sales were 22% of total international sales in 3Q 2014, and 17% in 9M 2014.

Although the USD strengthened against all UTMD functional foreign currencies in 3Q relative to the earlier part of 2014, the GBP was still about 8% stronger in the 3Q and 9M 2014 compared to the same periods in 2013. The Euro, on the other hand, was about 2% weaker in 3Q 2014 than in 3Q 2013, but still about 1% stronger in 9M 2014 compared to 9M 2013.  The AUD was about 1% stronger in the 3Q, but about 6% weaker for the 9M.  The impact of foreign currency translation is mitigated by a portion, which fluctuates from quarter to quarter due to uneven distributor order patterns, of UTMD’s international sales which are contracted in fixed USD terms.

In product categories, 3Q 2014 blood pressure monitoring device/ components (BPM) sales were up 16%, neonatal device sales were about the same, gynecology/ electrosurgery device sales were up 9% and obstetrics device sales were down 7% compared to 3Q 2013.  For 9M 2014 compared to 9M 2013 global sales in product categories, BPM sales were down 8%, neonatal device sales were down 1%, gynecology/ electrosurgery device sales were up 7% and obstetrics device sales were down 5%.

Gross Profit.  UTMD’s consolidated GPM, gross profits divided by sales, was 57.8% in 3Q 2014 compared to 59.3% in 3Q 2013.  The GPM in 9M 2014 was 59.9% compared to 60.1% in 9M 2013.  The lower GPM in 3Q 2014 was due to product mix (China BPM sales) and higher medical expenses for U.S. employees due to the “Affordable” Care Act.

Operating Income. UTMD’s improved 3Q and 9M 2014 OPM, operating income divided by sales, was 37.3% and 38.4% respectively, compared to 36.5% and 37.1% in the same periods of 2013. As a percentage of sales, total consolidated operating expenses – comprised of sales and marketing expenses, product development expenses and general and administrative expenses – were 20.5% in 3Q 14 compared to 22.8% in 3Q 2013, and 21.5% in 9M 2014 compared to 23.1% in 9M 2013.  Excluding the amortization of Femcare identifiable intangible assets (IIA), consolidated operating expenses in 3Q 2014 were $139 lower than in 3Q 2013, and $471 lower in 9M 2014 than in 9M 2013.  The noncash amortization expense of IIA was $48 higher in 3Q 2014 compared to 3Q 2013, and $150 higher in 9M 2014 compared to 9M 2013, due to the conversion of a constant GBP amortization expense in weaker USD terms. (Amortization expense in GBP was the same in both year periods.) The IIA amortization expense represented 31% of total operating expenses in 3Q 2014 compared to 27% in 3Q 2013, and 30% in 9M 2014 compared to 27% in 9M 2013.  As a percentage of sales, the amortization of IIA was 6.3% in 3Q 2014 compared to 6.2% in 3Q 2013, and 6.5% in 9M 2014 compared to 6.2% in 9M 2013.

The 3Q decline in operating expenses was due to $153 lower operating expenses in Australia as a result of setting up the Company’s own facility and management near the end of 2013.  Australia operating expenses were $480 lower in 9M 2014 compared to 9M 2013.  Despite substantially lower operating expenses under management by UTMD’s own employees, Australia sales have grown 7% in constant AUD terms in 2014. In summary, the higher OPM in 9M 2014 was due to 1) GPM roughly consistent with the prior year, and 2) improved productivity of operating resources in Australia.

Earnings before Tax (EBT).  Compared to 3Q 2013, 3Q 2014 EBT improved as a result of $684 higher sales and $338 higher operating income. Although 3Q 2014 interest expense was $36 lower than in 3Q 2013 due to UTMD’s declining debt balance, total 3Q 2014 non-operating expenses were $19 higher than in 3Q 2013.  This was due to recognizing a subsidiary net currency translation loss on EURO cash balances in the UK and GBP cash balances in Ireland of $66, which resulted from a stronger GBP relative to the EURO. Interest expense in 9M 2014 was $106 lower than in 9M 2013, but total non-operating expenses were $21 higher because of the currency translation loss.  In summary, 3Q and 9M 2014 EBT margins were 36.3% and 37.4%, respectively, compared to 35.7% and 36.1% in the same periods of 2013.

Net Income. UTMD’s net income increased 10% in 3Q 2014 and 6% in 9M 2014 compared to the same periods in the prior year. Although diluted by the amortization of intangible assets and interest expense on debt assumed in completing the Femcare acquisition, 3Q 2014 and 9M 2014 net profit margins (NPMs), net income divided by sales, improved to 26.3% in 3Q 2014 compared to 25.6% in 3Q 2013, and 27.0% in 9M 2014 compared to 26.1% in 9M 2013. UTMD’s average income tax provision rate was 27.6% of EBT in 3Q 2014 and 27.8% in 9M 2014, compared to 28.1% in 3Q 2013 and 27.8% in 9M 2013.  As of April 1, 2014, the UK corporate income tax rate was reduced to 21% from 23%.  The provision rates were about the same in 9M 2014 and 9M 2013 despite the lower rate in the UK because in the U.S., Congress has not extended the R&D tax credit which expired at the end of 2013.

Earnings per share (EPS).  3Q 2014 EPS increased 7.0 cents (10%) compared to 3Q 2013 as a result of the higher sales and improved profit margins. For 9M 2014, EPS increased 11.4 cents (5%) compared to 9M 2013. Diluted shares outstanding used to calculate 3Q 2014 EPS were 3,763,970 compared to 3,781,390 in 3Q 2013.  The decrease was helped by UTMD’s repurchase of 4,083 of its shares in the open market during 3Q 2014 at an average cost, including commissions and fees, of $48.70 per share ($199 total). The Company did not repurchase any of its shares in 3Q or 9M 2013.  Diluted shares used to calculate 9M 2014 EPS increased to 3,774,020 from 3,770,890 in 9M 2013. The decrease in 3Q was primarily due to a lower average share price in the stock market during 3Q 2014 compared to 3Q 2013. Conversely, the increase in 9M 2014 was due to a higher average share price during 9M 2014 and exercises of employee/ director options, offset by share repurchases. The Company retains the financial ability for repurchasing its shares when they seem undervalued. The closing share price at the end of 3Q 2014 was $48.76 compared to $57.16 at the end of calendar year 2013, and $59.44 at the end of 3Q 2013.  In summary, even though net income and eps are up 6% and 5% respectively in 9M 2014, the share price is 15% lower.

Excluding the noncash effects of depreciation, amortization of intangible assets and stock option expense, 3Q 2014 and 9M 2014 consolidated earnings before taxes plus interest expense were $4,840 and $14,428, up 8% and 5% respectively. Excluding the noncash effects of depreciation, amortization of intangible assets and stock option expense, 3Q 2013 and 9M 2013 consolidated earnings before taxes plus interest expense were $4,479 and $13,723 respectively.

UTMD’s September 30, 2014 balance sheet compared with its December 31, 2013 balance sheet demonstrates continued strengthening. Debt incurred in March 2011 to help finance the Femcare acquisition was $26,934. As of September 30, 2014, the remaining debt balance was $5,993. UTMD has repaid 78% of the acquisition debt. As of end of year 2013, UTMD’s cash and investment balances exceeded its debt balance by $5,335.  As of September 30, 2014 cash equivalent balances exceed debt by $12,311. A year earlier on September 30, 2013 cash exceeded debt by $3,949.  In the last year, UTMD’s financial performance has allowed growing its net cash equivalent balances by $4,382, paying $3,744 cash dividends to shareholders, repurchasing $1,017 of its shares and making $1,070 capital expenditures in equipment and a new Australia facility.

UTMD’s 9M 2014 capital expenditures were $478 higher than depreciation of fixed assets because of the purchase of a new facility in Australia. In spite of the increase in capital spending, share repurchases and payment of cash dividends to shareholders, UTMD’s working capital, excluding the current portion of notes payable, increased $2,690 from the end of 2013.

Key balance sheet changes as of September 30, 2014 from the end of 2013:
[Million $$]
Cash & Investments:	+3.9
Receivables & Inventory:	+0.5
Intangible Assets (net):	(2.9)
Total Current Liabilities:	+1.5
Notes Payable:	(3.1)
Shareholders’ Equity:	+3.6

Financial ratios as of September 30, 2014 follow:
1)  Current Ratio (including the current portion of loans) = 3.1
2)  Days in Receivables (based on 3Q sales activity) = 33
3) Average Inventory Turns (based on 3Q CGS) = 3.6
4) Year-to-Date ROE = 18% (prior to dividend payments)
        = 12% (after accrual of shareholder dividends)

UTMD’s dilution from unexercised option shares added to actual weighted average outstanding shares for purposes of calculating eps was 22,564 in 3Q 2014 compared to 46,347 in 3Q 2013, and 26,980 in 9M 2014 compared to 46,966 in 9M 2013.  The actual number of outstanding shares at the end of 3Q 2014 was 3,742,200 which included 3Q 2014 employee option exercises of 4,977 shares.  The total number of outstanding unexercised options at September 30, 2014 was 100,500 shares at an average exercise price of $35.94/ share, including shares awarded but not vested.  This compares to 98,100 option shares outstanding at the end of 3Q 2013 at an average exercise price of $27.36/ share. During 9M 2014, a total of 39,000 option shares were awarded to 70 employees at an average exercise price of $49.22.

Risk factors that could cause results to differ materially in future quarters include clinical acceptance of products, timing of regulatory approvals of new products and of distributing existing products in new geographical areas, government intervention in the health care marketplace, distribution restrictions by anticompetitive hospital administrative agreements, foreign currency exchange rates, the Company’s ability to efficiently manufacture, market, and sell its products globally, among other factors that have been outlined in UTMD’s public disclosure filings with the SEC. The SEC Form 10-Q for 3Q 2014 will be filed with the SEC by November 10.

Utah Medical Products, Inc., with particular interest in health care for women and their babies, develops, manufactures and markets a broad range of disposable and reusable specialty medical devices recognized by clinicians in hundreds of countries around the world as the standard for obtaining optimal long term outcomes for their patients.  For more information about Utah Medical Products, Inc., visit UTMD’s website at www.utahmed.com.

Utah Medical Products, Inc.
INCOME STATEMENT, Third Quarter (3 months ended September 30)
(in thousands except earnings per share):

	3Q 2014	3Q 2013	Percent Change
Net Sales	$10,717	$10,032	+6.8%
Gross Profit	6,196	5,949	+4.1%
Operating Income	4,002	3,665	+ 9.2%
Income Before Tax	3,895	3,577	+ 8.9%
Net Income	2,822	2,571	+ 9.8%
Earnings Per Share	$0.750	$0.680	+10.3%
Shares Outstanding (diluted)	3,764	3,781

INCOME STATEMENT, Three Quarters (9 months ended September 30)
(in thousands except earnings per share):

	9M 2014	9M 2013	Percent Change
Net Sales	$31,035	$30,408	+2.1%
Gross Profit	18,595	18,279	+1.7%
Operating Income	11,907	11,269	+5.7%
Income Before Tax	11,607	10,991	+5.6%
Net Income	8,378	7,938	+5.5%
Earnings Per Share	$2.220	$2.105	+ 5.4%
Shares Outstanding (diluted)	3,774	3,771

BALANCE SHEET
(in thousands)	(unaudited) SEP 30, 2014	(unaudited) JUN 30, 2014	(audited) DEC 31, 2013	(unaudited) SEP 30, 2013
Assets
Cash & Investments	$18,304	$15,990	$14,451	$13,922
Accounts & Other Receivables, Net	4,648	5,447	4,335	4,963
Inventories	4,871	5,301	4,704	4,660
Other Current Assets	755	679	796	986
Total Current Assets	28,578	27,417	24,286	24,531
Property & Equipment, Net	8,467	8,875	8,330	8,279
Intangible Assets, Net	45,240	48,000	48,095	47,789
Total Assets	$82,285	$84,292	$80,711	$80,599

Liabilities & Shareholders’ Equity
A/P & Accrued Liabilities	$5,162	$4,713	$3,559	$5,240
Current Portion of Notes Payable	3,995	4,136	4,052	3,989
Total Current Liabilities	9,157	8,849	7,611	9,229
Notes Payable (excluding current portion)	1,998	3,102	5,065	5,983
Deferred Tax Liability – Intangible	5,945	6,414	6,510	7,433
Deferred Revenue and Income Taxes	963	960	944	878
Shareholders’ Equity	64,222	64,967	60,581	57,076
Total Liabilities & Shareholders’ Equity	$82,285	$84,292	$80,711	$80,599